Exhibit 99.1

Myseum.AI to Debut Picture Party for Couples at the Florida Bridal & Wedding Expo

Company to showcase Picture Party, a private social network for couples to capture and share wedding memories in real time

NEW BRUNSWICK, N.J., April 24, 2026 – Myseum.AI, Inc. (Nasdaq: MYSE) (“Myseum.AI” or the “Company”) a privacy-first AI and social media technology company, today announced that it will participate in the Florida Bridal & Wedding Expo, hosted by American Consumer Shows (ACS), on June 14, 2026, at the Greater Fort Lauderdale Broward County Convention Center in Fort Lauderdale, Florida. The Company is exhibiting at the event to introduce Picture Party directly to couples and wedding planners at one of the largest bridal gatherings in the country, as it looks to accelerate adoption through high-intent, real-world wedding environments where guest-driven photo sharing is most active.

Participation at the Florida Bridal & Wedding Expo builds on the Myseum.AI’s recent initiative to bring Picture Party, its private social network designed specifically for live events, to 10,000+ weddings. Couples can sign up at pictureparty.com/weddings to receive a free, instant private social network customized specifically for their event.

“With millions of weddings every year in the United States annually, we have a unique opportunity to reach tens of millions of potential users quickly. Instead of just one photographer, all wedding guests can help capture every angle by participating in the couple’s Picture Party,” said Darin Myman, CEO of Myseum.AI. “Additionally, the privacy-first AI personal media management tools in development will help organize and curate those photos, videos and messages shared by their guests. Additionally, the Company will be exhibiting at conferences for event and party planning, youth sports and influencers in the near future as part of our accelerated growth plan.”

The Picture Party platform gives couples a dedicated space where every guest, photographer, and family member can instantly upload and view photos, videos, and messages as the event unfolds, creating a shared, real-time record of the day from every angle.

At the Expo, the Myseum.AI team will showcase Picture Party directly to all attendees, including engaged couples, wedding planners, and industry professionals, offering hands-on demonstrations of how it works on wedding days. Attendees will learn how Picture Party’s complimentary custom QR codes, printed on table cards or table tents, allow guests to instantly join a private event network by simply scanning with their phones.

Picture Party is currently available as a free download on the iOS App Store and Google Play. Additional moderation tools, including the ability to add moderators and enable post preview, are available as in-app purchases.

American Consumer Shows is the largest producer of consumer shows in the United States, hosting more than 140 bridal shows annually. The Florida Bridal & Wedding Expo draws thousands of engaged couples and wedding vendors from across South Florida each year, making it one of the region’s largest and most established wedding industry events. Myseum.AI’s presence at the expo is part of a broader strategy to reach couples at the point of planning, establishing Picture Party as a standard element of the modern wedding experience.

About Myseum.AI, Inc.

Myseum.AI (formerly DatChat Inc.) is a privacy-focused AI and social media technology company developing innovative platforms for secure digital sharing and storage. Its flagship platform, Picture Party, is a next-generation patented instant social networking experience designed to make it easier, more fun and private to share. The platform enables users to create curated albums, build encrypted galleries with controlled access, personalize their content feeds, and organize collections within a broader digital ecosystem. Picture Party by Myseum is currently available at the iOS App Store and Google Play, with a desktop version expected later this year. For more information, visit myseum.com.

Notice Regarding Forward-Looking Statements

The information contained herein includes forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. Forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “may,” “will,” “should,” “would,” “expect,” “plan,” “believe,” “intend,” “look forward,” and other similar expressions among others. These statements relate to future events or to the Company’s future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond the Company’s control and which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects the Company’s current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to the Company’s operations, results of operations, growth strategy and liquidity. More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company’s most recent Annual Report on Form 10-K and other filings with the Securities and Exchange Commission. Investors and security holders are urged to read these documents free of charge on the SEC’s website at https://www.sec.gov. Except as may be required by applicable law, The Company assumes no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, whether as a result of new information, future events or otherwise.

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